SUBSCRIPTION AGREEMENT

Voice Life, Inc.

c/o Robert Smith

7071Warner Ave. Suite 460

Huntington Beach, CA 92647

Gentlemen:

1.                  Subscription. The undersigned, desiring to invest in Voice Life, Inc., a Nevada corporation (the “Company”), hereby subscribes for the following securities of the Company:

____________________________________ shares of common stock of the Company (the “Shares”), par value $0.0001, issued in consideration for the sum of __________________________________________.

2.                  Representations and Warranties. By executing this Subscription Agreement, the undersigned represents, warrants and acknowledges to the Company that:

a. The Shares are being acquired for the account of the undersigned for investment and are not being acquired with a view to any distribution of the Shares, and the undersigned is not, directly or indirectly, participating in an underwriting of any such distribution or transfer; and

b. The undersigned will not sell or otherwise transfer or dispose of the Shares (i) except in strict compliance with (A) the provisions of this Subscription Agreement and (B) the restrictions on transfer described herein and (ii) unless the Shares are (X) registered under the 1933 Act, and any applicable state securities laws or (Y) the undersigned represents that the Shares may be sold in reliance on an exemption from such registration requirements;

3.                  Legend on Certificates. The undersigned agrees to the placement of an appropriate legend reflecting the restrictive nature of the Shares on the certificates representing the Shares.

4.                  Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the legal representatives, successors and permitted assignees of the undersigned.

5.                  Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

6.                  Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement.

DATED: _________________________

Address:

________________________

________________________

________________________

AGREED TO AND ACCEPTED BY:

VOICE LIFE, INC.

as of the ______ day of ____________________

By: ________________________________

Its: ______________